CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Amendment No. 9 to Form SB-2 of our report dated February 17, 2006, relating to the financial statements of Electric Moto Corporation as of December 31, 2005, and the years ended December 31, 2004, and 2005, and the reference to our firm as experts in the Registration Statement.

/s/ Stark Winter Schenkein & Co., LLP

Stark Winter Schenkein & Co., LLP

Certified Public Accountants

May 15, 2006

Denver, Colorado